EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-360-14) and Form S-3 (No. 333-414-74) of Appiant Technologies, Inc. of our report dated July 20 2001, relating to the consolidated financial statements of Quaartz, Inc, which appears in the Amendment No. 1 to the Current Report on Form 8-K.

PRICEWATERHOUSECOOPERS LLP /S/
San Jose, California
August 6, 2000


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